NXP Semiconductors Reports Fourth Quarter and Full-year 2025 Results
EINDHOVEN, The Netherlands, February 2, 2026 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the fourth quarter, which ended December 31, 2025. “NXP delivered quarterly revenue of $3.34 billion, surpassing the midpoint of our guidance and reflecting sequential improvement across all end markets. Throughout 2025, we executed effectively despite a challenging first half, maintaining operational discipline while advancing our strategic priorities in software defined vehicles and physical AI. Through strategic acquisitions we strengthened our portfolio to drive leadership in intelligent systems at the edge for automotive, industrial and IoT. These actions, combined with an improving demand environment, position NXP for profitable revenue growth. We remain committed to disciplined investment, margin expansion, and portfolio optimization to drive sustainable, long‑term value for our shareholders,” said Rafael Sotomayor, NXP President and Chief Executive Officer.

Key Highlights for the Fourth Quarter and Full-year 2025:

•Fourth quarter revenue was $3.34 billion, up 7 percent year-on-year. Full-year revenue was $12.27 billion, down 3 percent year-on-year;
•Fourth quarter GAAP gross margin was 54.2 percent, GAAP operating margin was 22.3 percent and GAAP diluted Net Income per Share was $1.79. Full year GAAP gross margin was 54.7 percent, GAAP operating margin was 24.8 percent and GAAP diluted Net Income per Share was $7.95;
•Fourth quarter Non-GAAP gross margin was 57.4 percent, non-GAAP operating margin was 34.6 percent, and non-GAAP diluted Net Income per Share was $3.35. Full-year Non-GAAP gross margin was 56.8 percent, non-GAAP operating margin was 33.1 percent, and non-GAAP diluted Net Income per Share was $11.81;
•Fourth quarter cash flow from operations was $891 million, with net capex investments of $98 million, resulting in non-GAAP free cash flow of $793 million or 23.8 percent of revenue. Full-year cash flow from operations was $2,820 million, with net capex investments of $395 million, resulting in non-GAAP free cash flow of $2,425 million or 19.8 percent of revenue;
•Capital return during the quarter was $592 million, representing 74.7 percent of fourth quarter non-GAAP free cash flow. Share buybacks were $338 million and dividends paid during the quarter were $254 million. Full year capital return was $1.924 billion in 2025, representing 79.3 percent. After the end of the fourth quarter, between December 31, 2025, and January 30, 2026, NXP executed via a 10b5-1 program additional share repurchases totaling $36 million;
•On October 7, 2025, NXP announced that its Trimension SR150 Ultra-Wideband (UWB) product enables Jedsy X medical delivery drones to detect the drone’s precise location;
•On October 21, 2025, NXP announced the i.MX 952 applications processor targeting AI-powered vision, human-machine interfaces (HMIs) and in-cabin sensing applications, leveraging sensor fusion powered by the integrated eIQ® Neutron Neural Processing Unit (NPU) to deliver driver monitoring, child presence detection and more;
•On October 28, 2025, NXP announced the completion of the previously announced acquisitions of Aviva Links and Kinara. NXP closed the acquisition of Aviva Links for $243 million in cash before closing adjustments on October 24, 2025. NXP closed the acquisition of Kinara for $307 million in cash before closing adjustments on October 27, 2025;
•On January 5, 2026, NXP redeemed the $500 million aggregate principal amount of outstanding dollar-denominated 5.350% senior unsecured notes due March 1, 2026; and
•On February 2, 2026, NXP completed the previously announced sale of our MEMS sensors business line for $900 million in cash before closing adjustments and up to an additional $50 million contingent upon the achievement of specified technical milestones.

Summary of Reported Fourth Quarter and full-year 2025 ($ millions, unaudited) (1)

	Q4 2025	Q3 2025	Q4 2024	Q - Q	Y - Y	2025	2024
Total Revenue	$3,335	$3,173	$3,111	5%	7%	$12,269	$12,614
GAAP Gross Profit	$1,807	$1,787	$1,678	1%	8%	$6,716	$7,119
Gross Profit Adjustments (i)	$(106)	$(23)	$(111)			$(250)	$(213)
Non-GAAP Gross Profit	$1,913	$1,810	$1,789	6%	7%	$6,966	$7,332
GAAP Gross Margin	54.2%	56.3%	53.9%			54.7%	56.4%
Non-GAAP Gross Margin	57.4%	57.0%	57.5%			56.8%	58.1%
GAAP Operating Income (Loss)	$744	$893	$675	-17%	10%	$3,047	$3,417
Operating Income Adjustments (i)	$(410)	$(178)	$(390)			$(1,017)	$(952)
Non-GAAP Operating Income	$1,154	$1,071	$1,065	8%	8%	$4,064	$4,369
GAAP Operating Margin	22.3%	28.1%	21.7%			24.8%	27.1%
Non-GAAP Operating Margin	34.6%	33.8%	34.2%			33.1%	34.6%
GAAP Net Income (Loss) attributable to Stockholders	$455	$631	$495	-28%	-8%	$2,021	$2,510
Net Income Adjustments (i)	$(396)	$(159)	$(322)			$(983)	$(866)
Non-GAAP Net Income (Loss) Attributable to Stockholders	$851	$790	$817	8%	4%	$3,004	$3,376
GAAP diluted Net Income (Loss) per Share (ii)	$1.79	$2.48	$1.93	-28%	-7%	$7.95	$9.73
Non-GAAP diluted Net Income (Loss) per Share (ii)	$3.35	$3.11	$3.18	8%	5%	$11.81	$13.09

Additional information
	Q4 2025	Q3 2025	Q4 2024	Q - Q	Y - Y	2025	2024	Y-Y
Automotive	$1,876	$1,837	$1,790	2%	5%	$7,116	$7,151	—%
Industrial & IoT	$640	$579	$516	11%	24%	$2,273	$2,269	—%
Mobile	$485	$430	$396	13%	22%	$1,584	$1,497	6%
Comm. Infra. & Other	$334	$327	$409	2%	-18%	$1,296	$1,697	-24%
DIO	154	161	151
DPO	60	58	65
DSO	29	31	30
Cash Conversion Cycle	123	134	116
Channel Inventory (weeks)	10	9	8
Gross Financial Leverage (iii)	2.6x	2.6x	2.1x
Net Financial Leverage (iv)	1.9x	1.8x	1.5x

1.Additional Information for the Fourth Quarter and full-year 2025:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Refer to Table 1 below for the weighted average number of diluted shares for the presented periods.
iii.Gross financial leverage is defined as gross debt divided by trailing twelve months adjusted EBITDA.
iv.Net financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.

Guidance for the First Quarter 2026: ($ millions, except Per Share data) (1)

	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,050	$3,150	$3,250		$3,050	$3,150	$3,250
Q-Q	-9%	-6%	-3%		-9%	-6%	-3%
Y-Y	8%	11%	15%		8%	11%	15%
Gross Profit	$1,685	$1,758	$1,831	$(38)	$1,723	$1,796	$1,869
Gross Margin	55.2%	55.8%	56.3%		56.5%	57.0%	57.5%
Operating Income (loss)	$1,395	$1,458	$1,521	$429	$966	$1,029	$1,092
Operating Margin	45.7%	46.3%	46.8%		31.7%	32.7%	33.6%
Financial Income (expense)	$(101)	$(101)	$(101)	$(9)	$(92)	$(92)	$(92)
Tax rate	19.5%-20.5%				17.5%-18.5%
Equity-accounted investees	$(5)	$(5)	$(5)	$(2)	$(3)	$(3)	$(3)
Non-controlling interests	$(11)	$(11)	$(11)		$(11)	$(11)	$(11)
Shares - diluted	254.1	254.1	254.1		254.1	254.1	254.1
Earnings Per Share - diluted	$4.01	$4.21	$4.41		$2.77	$2.97	$3.17

Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(5) million; Share-based Compensation, $(13) million; Other Incidentals, $(20) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(37) million; Share-based Compensation, $(108) million; Restructuring and Other Incidentals, $574 million which includes the estimated gain on sale of the MEMS sensors business line that closed on February 2, 2026;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(9) million;
4.GAAP Results relating to equity-accounted investees is expected to include results relating to non-foundry equity-accounted investees $(2) million;
5.GAAP diluted EPS is expected to include the adjustments noted above for PPA effects, Share-based Compensation, Restructuring and Other Incidentals in GAAP Operating Income (loss), the adjustment for Other financial expense, the adjustment for results relating to non-foundry equity-accounted investees and the adjustment on Tax due to the earlier mentioned adjustments.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to core operating performance, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) Income tax benefit (provision), (xi) Results relating to non-foundry equity-accounted investees, (xii) Net income (loss) attributable to stockholders, (xiii) Earnings per Share - Diluted, (xiv) EBITDA, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xv) free cash flow, trailing 12 month free cash flow and trailing 12 month free cash flow as a percent of Revenue. The non-GAAP information excludes, where applicable, the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, extinguishment of debt, foreign exchange gains and losses, income tax effect on adjustments described above and results from non-foundry equity-accounted investments.

The difference in the benefit (provision) for income taxes between our GAAP and non-GAAP results relates to the income tax effects of the GAAP to non-GAAP adjustments that we make and the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).
Conference Call and Webcast Information

The company will host a conference call with the financial community on Tuesday, February 3, 2026 at 8:00 a.m. U.S. Eastern Daylight Time (EDT) to review the fourth quarter and full-year 2025 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) is the trusted partner for innovative solutions in the automotive, industrial & IoT, mobile, and communications infrastructure markets. NXP's "Brighter Together" approach combines leading-edge technology with pioneering people to develop system solutions that make the connected world better, safer, and more secure. The company has operations in more than 30 countries and posted revenue of $12.27 billion in 2025. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which our products are incorporated; recent changes in global trade policy including tariffs and related trade actions announced by the U.S., China and other countries, potential increase of barriers to international trade, including the imposition of new or increased tariffs, and resulting disruptions to our established supply chains; the impact of government actions and regulations, including as a result of executive orders, including restrictions on the export of products and technology; increasing and evolving cybersecurity threats and privacy risks; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers; our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and successfully cooperate with our strategic alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in our customers’ equipment and products; our ability to successfully hire and retain key management and senior product engineers; global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, and the continued hostilities and armed conflict in the Middle East, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; our ability to maintain good relationships with our suppliers; our ability to integrate acquired businesses in an efficient and effective manner; our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet our debt service, research and development and capital investment requirements; and a change in tax laws could have an effect on our estimated effective tax rates. In addition, this document contains information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Paige Iven
jeff.palmer@nxp.com                                paige.iven@nxp.com
+1 408 205 0687                                    +1 817 975 0602

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended			Full year
	December 31, 2025	September 28, 2025	December 31, 2024	2025	2024

Revenue	$3,335	$3,173	$3,111	$12,269	$12,614
Cost of revenue	(1,528)	(1,386)	(1,433)	(5,553)	(5,495)
Gross profit	1,807	1,787	1,678	6,716	7,119
Research and development	(665)	(575)	(612)	(2,360)	(2,347)
Selling, general and administrative	(359)	(286)	(323)	(1,204)	(1,164)
Amortization of acquisition-related intangible assets	(34)	(31)	(28)	(117)	(136)
Total operating expenses	(1,058)	(892)	(963)	(3,681)	(3,647)
Other income (expense)	(5)	(2)	(40)	12	(55)
Operating income (loss)	744	893	675	3,047	3,417
Financial income (expense):
Other financial income (expense)	(108)	(98)	(91)	(384)	(318)
Income (loss) before income taxes	636	795	584	2,663	3,099
Benefit (provision) for income taxes	(131)	(148)	(77)	(525)	(545)
Results relating to equity-accounted investees	(37)	(1)	(2)	(70)	(12)
Net income (loss)	468	646	505	2,068	2,542
Less: Net income (loss) attributable to non-controlling interests	13	15	10	47	32
Net income (loss) attributable to stockholders	455	631	495	2,021	2,510

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$1.80	$2.50	$1.95	$8.00	$9.84
Diluted	$1.79	$2.48	$1.93	$7.95	$9.73

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	252,544	252,170	254,349	252,703	255,208
Diluted	254,078	254,310	256,628	254,331	257,848

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	December 31, 2025	September 28, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$3,267	$3,454	$3,292
Short-term deposits	—	500	—
Accounts receivable, net	1,055	1,095	1,032
Assets held for sale	372	292	—
Inventories, net	2,577	2,452	2,356
Other current assets	669	716	625
Total current assets	7,940	8,509	7,305

Non-current assets:
Deferred tax assets	1,213	1,313	1,251
Other non-current assets	2,584	2,186	1,796
Property, plant and equipment, net	2,977	3,086	3,267
Identified intangible assets, net	1,547	1,139	836
Goodwill	10,299	10,121	9,930
Total non-current assets	18,620	17,845	17,080

Total assets	26,560	26,354	24,385

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	997	886	1,017
Restructuring liabilities-current	189	49	147
Other current liabilities	1,445	1,384	1,434
Short-term debt	1,250	1,264	500
Total current liabilities	3,881	3,583	3,098

Non-current liabilities:
Long-term debt	10,972	10,971	10,354
Restructuring liabilities	81	60	10
Other non-current liabilities	1,175	1,313	1,392
Total non-current liabilities	12,228	12,344	11,756

Non-controlling interests	395	382	348
Stockholders’ equity	10,056	10,045	9,183
Total equity	10,451	10,427	9,531

Total liabilities and equity	26,560	26,354	24,385

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended			Full year
	December 31, 2025	September 28, 2025	December 31, 2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$468	$646	$505	$2,068	$2,542
Cash flows provided by (used for) operating activities:
Depreciation and amortization	215	201	259	832	925
Share-based compensation	100	118	117	462	461
Amortization of discount (premium) on debt, net	1	1	1	3	3
Amortization of debt issuance costs	2	2	2	7	7
Net (gain) loss on sale of assets	—	(1)	(1)	(29)	(3)
Results relating to equity-accounted investees	37	1	2	70	12
(Gain) loss on equity securities, net	—	(1)	6	2	18
Deferred tax expense (benefit)	24	(8)	(145)	(8)	(272)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	38	54	(25)	(43)	(207)
(Increase) decrease in inventories	(128)	(96)	(122)	(308)	(222)
Increase (decrease) in accounts payable and other liabilities	246	(219)	16	(50)	(188)
(Increase) decrease in other non-current assets	(114)	(123)	(218)	(212)	(306)
Exchange differences	3	8	(1)	24	14
Other items	(1)	2	(5)	2	(2)
Net cash provided by (used for) operating activities	891	585	391	2,820	2,782

Cash flows from investing activities:
Purchase of identified intangible assets	(55)	(23)	(36)	(140)	(149)
Capital expenditures on property, plant and equipment	(98)	(77)	(130)	(397)	(727)
Insurance recoveries received for equipment damage	—	—	—	—	2
Proceeds from the disposals of property, plant and equipment	—	1	1	2	4
Advance payment from sale of property, plant and equipment	—	—	—	—	30
Purchase of interests in businesses, net of cash acquired	(485)	(11)	—	(1,175)	—
Investment in short-term deposits	—	(500)	—	(500)	—
Proceeds of short-term deposits	500	—	400	500	409
Purchase of investments	(330)	(173)	(67)	(649)	(260)
Proceeds from the sale of investments	2	—	—	2	5
Net cash provided by (used for) investing activities	(466)	(783)	198	(2,357)	(686)

Cash flows from financing activities:
Repurchase of long-term debt	—	—	—	(500)	(1,000)
Proceeds from the issuance of long-term debt	—	1,498	670	1,868	670
Cash paid for debt issuance costs	—	(8)	(1)	(8)	(1)
Proceeds from the issuance of commercial paper notes	—	215	—	2,426	—
Repayment of commercial paper notes	(15)	(950)	—	(2,426)	—
Dividends paid to common stockholders	(254)	(256)	(258)	(1,025)	(1,038)
Proceeds from issuance of common stock through stock plans	6	38	3	83	82
Purchase of treasury shares and restricted stock unit withholdings	(338)	(54)	(455)	(899)	(1,373)
Other, net	(11)	(1)	—	(13)	(2)
Net cash provided by (used for) financing activities	(612)	482	(41)	(494)	(2,662)

Effect of changes in exchange rates on cash positions	—	—	(4)	6	(4)
Increase (decrease) in cash and cash equivalents	(187)	284	544	(25)	(570)
Cash and cash equivalents at beginning of period	3,454	3,170	2,748	3,292	3,862
Cash and cash equivalents at end of period	3,267	3,454	3,292	3,267	3,292

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions except share data)	Three months ended			Full year
	December 31, 2025	September 28, 2025	December 31, 2024	2025	2024
GAAP Gross Profit	$1,807	$1,787	$1,678	$6,716	$7,119
PPA Effects	(7)	(6)	(11)	(28)	(47)
Restructuring	(14)	—	(21)	(79)	(28)
Share-based compensation	(14)	(15)	(15)	(59)	(59)
Other incidentals	(71)	(2)	(64)	(84)	(79)
Non-GAAP Gross Profit	$1,913	$1,810	$1,789	$6,966	$7,332
GAAP Gross margin	54.2%	56.3%	53.9%	54.7%	56.4%
Non-GAAP Gross margin	57.4%	57.0%	57.5%	56.8%	58.1%
GAAP Research and development	$(665)	$(575)	$(612)	$(2,360)	$(2,347)
Restructuring	(89)	(1)	(50)	(100)	(57)
Share-based compensation	(58)	(57)	(60)	(237)	(234)
Other incidentals	(4)	(2)	(5)	(14)	(6)
Non-GAAP Research and development	$(514)	$(515)	$(497)	$(2,009)	$(2,050)
GAAP Selling, general and administrative	$(359)	$(286)	$(323)	$(1,204)	$(1,164)
PPA effects	—	(1)	—	(1)	(2)
Restructuring	(74)	(2)	(41)	(82)	(40)
Share-based compensation	(28)	(46)	(42)	(166)	(168)
Other incidentals	(15)	(14)	(12)	(64)	(45)
Non-GAAP Selling, general and administrative	$(242)	$(223)	$(228)	$(891)	$(909)
GAAP Operating income (loss)	$744	$893	$675	$3,047	$3,417
PPA effects	(41)	(38)	(39)	(151)	(185)
Restructuring	(177)	(3)	(112)	(261)	(125)
Share-based compensation	(100)	(118)	(117)	(462)	(461)
Other incidentals	(92)	(19)	(122)	(143)	(181)
Non-GAAP Operating income (loss)	$1,154	$1,071	$1,065	$4,064	$4,369
GAAP Operating margin	22.3%	28.1%	21.7%	24.8%	27.1%
Non-GAAP Operating margin	34.6%	33.8%	34.2%	33.1%	34.6%
GAAP Income tax benefit (provision)	$(131)	$(148)	$(77)	$(525)	$(545)
Income tax effect	59	25	87	129	141
Non-GAAP Income tax benefit (provision)	$(190)	$(173)	$(164)	$(654)	$(686)
GAAP Net income (loss) attributable to stockholders	$455	$631	$495	$2,021	$2,510
PPA Effects	(41)	(38)	(39)	(151)	(185)
Restructuring	(177)	(3)	(112)	(261)	(125)
Share-based compensation	(100)	(118)	(117)	(462)	(461)
Other incidentals	(92)	(19)	(122)	(143)	(181)
Other adjustments:
Adjustments to financial income (expense)	(9)	(7)	(17)	(29)	(43)
Income tax effect	59	25	87	129	141
Results relating to equity-accounted investees, excluding Foundry investees[1]	(36)	1	(2)	(66)	(12)
Non-GAAP Net income (loss) attributable to stockholders	$851	$790	$817	$3,004	$3,376

Additional Information:
1. Refer to Table 7 below for further information regarding the results relating to equity-accounted investees.

($ in millions except share data)	Three months ended			Full year
	December 31, 2025	September 28, 2025	December 31, 2024	2025	2024
GAAP net income (loss) per common share attributable to stockholders - diluted	$1.79	$2.48	$1.93	$7.95	$9.73
PPA Effects	(0.16)	(0.15)	(0.15)	(0.59)	(0.72)
Restructuring	(0.70)	(0.01)	(0.44)	(1.03)	(0.48)
Share-based compensation	(0.40)	(0.47)	(0.46)	(1.82)	(1.79)
Other incidentals	(0.36)	(0.08)	(0.47)	(0.56)	(0.70)
Other adjustments:
Adjustments to financial income (expense)	(0.03)	(0.02)	(0.07)	(0.11)	(0.17)
Income tax effect	0.23	0.10	0.34	0.51	0.55
Results relating to equity-accounted investees, excluding Foundry investees[1]	(0.14)	—	—	(0.26)	(0.05)
Non-GAAP net income (loss) per common share attributable to stockholders - diluted	$3.35	$3.11	$3.18	$11.81	$13.09

Additional Information:
1.Refer to Table 7 below for further information regarding the results relating to equity-accounted investees.

NXP Semiconductors
Table 5: Financial Reconciliation of GAAP to non-GAAP Financial income (expense) (unaudited)

($ in millions)	Three months ended			Full year
	December 31, 2025	September 28, 2025	December 31, 2024	2025	2024
GAAP Financial income (expense)	$(108)	$(98)	$(91)	$(384)	$(318)
Foreign exchange loss	(6)	(6)	3	(22)	(3)
Other financial expense	(3)	(1)	(20)	(7)	(40)
Non-GAAP Financial income (expense)	$(99)	$(91)	$(74)	$(355)	$(275)

NXP Semiconductors
Table 6: Financial Reconciliation of GAAP to non-GAAP Other income (expense) (unaudited)

($ in millions)	Three months ended			Full year
	December 31, 2025	September 28, 2025	December 31, 2024	2025	2024
GAAP Other income (expense)	$(5)	$(2)	$(40)	$12	$(55)
PPA effects	—	—	—	(5)	—
Other incidentals	(2)	(1)	(41)	19	(51)
Non-GAAP Other income (expense)	$(3)	$(1)	$1	$(2)	$(4)

NXP Semiconductors
Table 7: Financial Reconciliation of GAAP to non-GAAP Results relating to equity-accounted investees (unaudited)

($ in millions)	Three months ended			Full year
	December 31, 2025	September 28, 2025	December 31, 2024	2025	2024
GAAP Results relating to equity-accounted investees	$(37)	$(1)	$(2)	$(70)	$(12)
Results of equity-accounted investees, excluding Foundry investees[1]	(36)	1	(2)	(66)	(12)
Non-GAAP Results relating to equity-accounted investees	$(1)	$(2)	$—	$(4)	$—

Additional Information:
1.We adjust our results relating to equity-accounted investees for those results from investments over which NXP has significant influence, but not control, and whose business activities are not related to the core operating performance of NXP. Our equity-investments in foundry partners are part of our long-term core operating performance and accordingly those results comprise the Non-GAAP Results relating to equity-accounted investees.

NXP Semiconductors
Table 8: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended			Full-year
	December 31, 2025	September 28, 2025	December 31, 2024	2025	2024
GAAP Net income (loss)	$468	$646	$505	$2,068	$2,542
Reconciling items to EBITDA (Non-GAAP)
Financial (income) expense	108	98	91	384	318
(Benefit) provision for income taxes	131	148	77	525	545
Depreciation and impairment	142	132	190	560	630
Amortization	73	69	69	272	295
EBITDA (Non-GAAP)	$922	$1,093	$932	$3,809	$4,330
Reconciling items to adjusted EBITDA (Non-GAAP)
Results of equity-accounted investees, excluding Foundry investees[1]	36	(1)	2	66	12
Purchase accounting effect on asset sale	—	—	—	5	—
Restructuring	177	3	112	261	125
Share-based compensation	100	118	117	462	461
Other incidental items[2]	84	19	77	124	136
Adjusted EBITDA (Non-GAAP)	$1,319	$1,232	$1,240	$4,727	$5,064
Trailing twelve month adjusted EBITDA (Non-GAAP)	$4,727	$4,648	$5,064	$4,727	$5,064

Additional Information:
1.Refer to Table 7 above for further information regarding the results relating to equity-accounted investees.
2. Excluding from total other incidental items, charges included in depreciation, amortization or impairment reconciling items:
–other incidental items	8	—	45	19	45

($ in millions)	Three months ended			Full-year
	December 31, 2025	September 28, 2025	December 31, 2024	2025	2024
Net cash provided by (used for) operating activities	$891	$585	$391	$2,820	$2,782
Net capital expenditures on property, plant and equipment	(98)	(76)	(99)	(395)	(693)
Non-GAAP free cash flow	$793	$509	$292	$2,425	$2,089
Trailing twelve month non-GAAP free cash flow	$2,425	$1,924	$2,089	$2,425	$2,089
Trailing twelve month non-GAAP free cash flow as percent of Revenue	20%	16%	17%	20%	17%